                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                     /x/
Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/x/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              Aspect Development, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

/x/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
2.  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
4.  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
5.  Total fee paid:

--------------------------------------------------------------------------------
/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.  Amount Previously Paid:

--------------------------------------------------------------------------------
7.  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
8.  Filing Party:

--------------------------------------------------------------------------------
9.  Date Filed:

--------------------------------------------------------------------------------

               [LOGO OF ASPECT DEVELOPMENT, INC. APPEARS HERE]

                             1300 Charleston Road
                            Mountain View, CA 94043

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 29, 1999

To the Stockholders of Aspect Development, Inc.:

   Notice Is Hereby Given that the Annual Meeting of Stockholders of Aspect Development, Inc., a Delaware corporation (the "Company"), will be held on Thursday, July 29, 1999 at 10:00 a.m. local time at the Stanford Park Hotel, 100 El Camino Real, Menlo Park, California, for the following purposes:

1. To elect directors to serve for the ensuing year and until their successors are elected.

2. To approve the Company's 1996 Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under such plan by 200,000 shares.

3. To approve the Company's 1992 Stock Option Plan, as amended, to (a) increase the aggregate number of shares authorized for issuance under such plan by 2,000,000 shares and (b) modify certain eligibility criteria.

4. To ratify the selection of Arthur Andersen LLP as independent auditors of the Company for its fiscal year ending December 31, 1999.

5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   The Board of Directors has fixed the close of business on June 1, 1999, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                        By Order of the Board of Directors

                                        David S. Dury
                                        Secretary

Mountain View, California
June 18, 1999

 All Stockholders Are Cordially Invited To Attend The Meeting In Person. Whether Or Not You Expect To Attend The Meeting, Please Complete, Date, Sign And Return The Enclosed Proxy As Promptly As Possible In Order To Ensure Your Representation At The Meeting. A Return Envelope (Which Is Postage Prepaid If Mailed In The United States) Is Enclosed For That Purpose. Even If You Have Given Your Proxy, You May Still Vote In Person If You Attend The Meeting. Please Note, However, That If Your Shares Are Held Of Record By A Broker, Bank Or Other Nominee And You Wish To Vote At The Meeting, You Must Obtain From The Record Holder A Proxy Issued In Your Name.

                           Aspect Development, Inc.
                             1300 Charleston Road
                            Mountain View, CA 94043

                                PROXY STATEMENT
                    FOR 1999 ANNUAL MEETING OF STOCKHOLDERS

                                 July 29, 1999

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

  The enclosed proxy is solicited on behalf of the Board of Directors of Aspect Development, Inc., a Delaware corporation ("Aspect" or the "Company"), for use at the Annual Meeting of Stockholders to be held on July 29, 1999, at 10:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Stanford Park Hotel, 100 El Camino Real, Menlo Park, California. Aspect intends to mail this proxy statement and accompanying proxy card on or about June 18, 1999, to all stockholders entitled to vote at the Annual Meeting.

  On August 14, 1998, a two-for-one stock split was effected by means of payment of a stock dividend with respect to all of Aspect's common stock outstanding on July 31, 1998. Share numbers and prices in this proxy statement have been adjusted where appropriate to give effect to the stock dividend.

Solicitation

  Aspect will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Aspect common stock beneficially owned by others to forward to such beneficial owners. Aspect may reimburse persons representing beneficial owners of its common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

  Only holders of record of Aspect common stock at the close of business on June 1, 1999 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on June 1, 1999 the Company had outstanding and entitled to vote 28,513,673 shares of common stock.

  Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

  Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 1300 Charleston Road, Mountain View, California, 94043, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

  The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2000 annual meeting of stockholders is March 20, 2000. The deadline for submitting a stockholder proposal or a nomination for director that is not to be included in such proxy statement and proxy is May 1, 2000. Stockholders are also advised to review the Company's bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                  Proposal 1
                             Election of Directors

  The Board of Directors currently is composed of five members. Mark Stevens, a director since 1993, is not standing for re-election. As a result, the Board has reduced the authorized number of directors to four, effective as of the date of the Annual Meeting. There are four nominees for these positions.

  Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below currently is a director of the Company.

  Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

  Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

                       The Board of Directors Recommends
                    a Vote in Favor of Each Named Nominee.

Nominees

  The names of the nominees and certain information about them are set forth below:

                                            Principal Occupation/
             Name           Age        Position Held With the Company
             ----           ---        ------------------------------
   Romesh Wadhwani......... 51  Chairman of the Board of Directors and Chief
                                 Executive Officer
   Robert L. Evans......... 46  President and Chief Operating Officer
   Steven Goldby........... 58  Chairman of the Board and Chief Executive
                                 Officer of Symyx Technologies, Inc.
   Dennis G. Sisco......... 52  Partner of Behrman Capital

  Dr. Wadhwani founded Aspect in 1990 and has served as its Chairman of the Board of Directors and Chief Executive Officer since January 1991. From January 1982 to March 1989, Dr. Wadhwani served as Chief Executive Officer of Cimflex Teknowledge, Corp., a provider of factory automation products and systems. Dr. Wadhwani continued to serve as Chairman of the Board of Cimflex until July 1990. From 1973 to 1981, Dr. Wadhwani was Chief Executive Officer of Compuguard Corporation, a provider of building automation systems.

  Mr. Evans has been a director of Aspect and its President and Chief Operating Officer since April 1999. From September 1995 to April 1999, Mr. Evans was a partner at Andersen Consulting LLP, responsible for Supply Chain Practices, Americas. From November 1993 to September 1995, Mr. Evans was an associate partner at Arthur Andersen Consulting responsible for Logistics Strategy Practice. From September 1990 to August 1993, Mr. Evans was Vice President, Customer Support for Mazda Motors of America, Inc.

  Mr. Goldby has been a director of Aspect since March 1993. He has been Chairman and Chief Executive Officer of Symyx Technologies Inc., a chemical and electrical materials research and development company, since July 1998. Previously, Mr. Goldby was the Chairman of the Board of Directors and Chief Executive Officer of MDL Information Systems, Inc., an enterprise software company, where he was employed since January 1982.

  Mr. Sisco has been a director of Aspect since September 1994. Mr. Sisco has been a partner in Behrman Capital, a private equity investment firm, since January 1998. Mr. Sisco was an Executive Vice President at Cognizant Corporation, an information services company, from February 1995 until February 1997. Prior to that time, beginning in July 1993, Mr. Sisco was a Senior Vice President at the Dun & Bradstreet Corporation. Mr. Sisco was also President of Cognizant Enterprises, a venture capital firm, from December 1988 until February 1997. Mr. Sisco serves as a director of TSI Software International, Inc., a software products firm, Oasis Healthcare Systems, a software firm specializing in clinical information systems, and Gartner Group, Inc., a market research firm.

Board Committees and Meetings

  During the fiscal year ended December 31, 1998 the Board of Directors held six meetings and acted twice by unanimous written consent. The Board has an Audit Committee and a Compensation Committee. The Board has no nominating committee or committee performing a similar function.

  The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of two non-employee directors: Messrs. Goldby and Sisco. It met once during such fiscal year.

  The Compensation Committee establishes compensation policy, determines salaries and incentive compensation for executive officers, awards stock options to employees (including executive officers) and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of two non-employee directors: Messrs. Goldby and Sisco. The Compensation Committee acted 13 times during such fiscal year.

  During the fiscal year ended December 31, 1998, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

                                  Proposal 2

           Approval of 1996 Employee Stock Purchase Plan, as Amended

  In April 1996, the Board of Directors adopted, and the stockholders subsequently approved, the Company's 1996 Employee Stock Purchase Plan ("Purchase Plan"). There are 1,000,000 shares of common stock reserved for issuance under the Purchase Plan. In January 1999, the Board amended the Purchase Plan, subject to stockholder approval, in order to increase the number of shares of common stock authorized for issuance under the Purchase Plan from 1,000,000 to 1,200,000. The Board adopted this amendment in order to ensure that the Company can continue to grant stock purchase rights under the Purchase Plan at levels determined appropriate by the Board.

  As of June 1, 1999, an aggregate of 724,938 shares of the Company's common stock had been purchased under the Purchase Plan. Only 275,062 shares (plus any shares that might in the future be returned to the Purchase Plan as a result of cancellations or expiration of purchase rights) remained available for future purchase under the Purchase Plan.

  Stockholders are requested in this Proposal 2 to approve the amendment of the Purchase Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Purchase Plan, as amended.

                       The Board of Directors Recommends
                        a Vote in Favor of Proposal 2.

  The essential features of the Purchase Plan, as amended, are outlined below:

Purpose

  The purpose of the Purchase Plan is to provide a means by which employees of Aspect (and any parent or subsidiary designated by the Board to participate in the Purchase Plan) may be given an opportunity to purchase Aspect common stock through payroll deductions, to assist Aspect in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company. Approximately 368 of the Company's approximately 718 employees are eligible to participate in the Purchase Plan.

  The rights to purchase common stock granted under the Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

Administration

  The Board administers the Purchase Plan and has the final power to construe and interpret both the Purchase Plan and the rights granted under it. The Board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase common stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any parent or subsidiary of the Company will be eligible to participate in the Purchase Plan.

  The Board has the power to delegate administration of the Purchase Plan to a committee, and has delegated administration of the Purchase Plan to the Compensation Committee of the Board. As used herein with respect to the Purchase Plan, the "Board" refers to any committee the Board appoints as well as to the Board itself.

Offerings

  The Purchase Plan is implemented by offerings of stock purchase rights to all eligible employees on each February 16 and August 16. Generally, each offering is two years long and is divided into four shorter "purchase periods" of approximately six months duration.

Eligibility

  Any person who is customarily employed by the Company at least 20 hours per week and five months per calendar year (or by any parent or subsidiary designated by the Board) on the first day of an offering is eligible to participate in that offering. Officers of the Company who are "highly compensated" as defined in the Code are eligible to participate in the Purchase Plan. However, no employee is eligible to participate in the Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary (including any stock which such employee may purchase under all outstanding rights and options). In addition, no employee may purchase more than $25,000 worth of common stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company and its affiliates in any calendar year. Subject to the foregoing limitations, an employee may purchase up to $50,000 of common stock per offering, up to a maximum of 10,000 shares.

Participation in the Plan

  Eligible employees enroll in the Purchase Plan by delivering to the Company, prior to the offering date for the offering, an agreement authorizing payroll deductions of up to 10% of such employee's total compensation during the offering. Employees participating in an offering on its last purchase date are automatically enrolled in the offering commencing immediately thereafter unless they withdraw from the Purchase Plan or become ineligible.

  During the last fiscal year, shares of Aspect common stock were purchased under the Purchase Plan on behalf of the following individuals and groups in the amounts and at the weighted average prices per share specified: James C.
Althoff: 4,250 shares ($3.443); David S. Dury: 3,866 shares ($3.443); Joseph
A. Prang: 1,694 shares ($11.794); Patrick Quirk: 1,671 shares ($15.406); all current executive officers as a group: 25,605 shares ($6.258) and all employees (excluding executive officers) as a group: 261,463 shares ($6.258).

Purchase Price

  The purchase price per share at which common stock is purchased in an offering under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of Aspect common stock on first day of the offering or (ii) 85% of the fair market value of a share of Aspect common stock on the last day of each purchase period.

Payment of Purchase Price; Payroll Deductions

  The purchase price of the shares purchased under the Purchase Plan is accumulated by payroll deductions over an offering. At any time during the offering, a participant may reduce or terminate his or her payroll deductions. A participant may not increase or begin such payroll deductions after the beginning of an offering. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with the general funds of the Company. A participant may not make additional payments into such account.

Purchase of Stock

  By executing an agreement to participate in the Purchase Plan, the employee is entitled to purchase shares under the Purchase Plan. If the aggregate number of shares to be purchased upon exercise of stock purchase rights granted in the offering would exceed the maximum aggregate number of shares of common stock available under the Purchase Plan, the Board would make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee's participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the purchase period at the applicable price. See "Withdrawal" below.

Withdrawal

  While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may decrease or stop deductions, or may withdraw from a given offering. Upon any withdrawal from an offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of common stock on the employee's behalf during such offering, and such employee's interest in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. However, an employee's withdrawal from an offering will not have any effect upon such employee's eligibility to participate in subsequent offerings under the Purchase Plan.

Termination of Eligibility

  Stock purchase rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee's eligibility for any reason, and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest.

Restrictions on Transfer

  Stock purchase rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

Duration, Amendment and Termination

  The Board may suspend or terminate the Purchase Plan at any time. Unless terminated earlier, the Purchase Plan will terminate on April 17, 2006.

  The Board may amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the stockholders within 12 months of its adoption by the Board if the amendment would (i) increase the number of shares of common stock reserved for issuance under the Purchase Plan, (ii) modify the requirements relating to eligibility for participation in the Purchase Plan, or (iii) modify any other provision of the Purchase Plan in a manner that would materially increase the benefits accruing to participants under the Purchase Plan, if such approval is required in order to comply with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of the Purchase Plan without consent of the employee to whom such rights were granted.

Effect of Certain Corporate Events

  In the event of any stock dividend, stock split, reverse stock split, recapitalization or similar change in the Company's capital structure, or in the event of a sale of assets or other reorganization, appropriate adjustments shall be made in the number and class of securities subject to the Purchase Plan, to the number of shares that may be purchased by a participant during an offering and to the number of shares and price subject to each purchase right.

  In the event of a dissolution, liquidation or specified type of merger of the Company, the surviving corporation either will assume the rights under the Purchase Plan or substitute similar rights, or the exercise date of any ongoing offering will be accelerated such that the outstanding rights may be exercised immediately prior to, or concurrent with, any such event.

Stock Subject to the Purchase Plan

  Subject to approval of this Proposal, an aggregate of 1,200,000 shares of Common Stock is reserved for issuance under the Purchase Plan. If stock purchase rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of common stock not purchased under such rights again becomes available for issuance under the Purchase Plan.

Federal Income Tax Information

  Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

  A participant will be taxed on amounts withheld for the purchase of shares of common stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

  If the stock is disposed of at least two years after the beginning of the offering period and at least one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Such capital gains currently are generally subject to lower tax rates than ordinary income.

  If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

  There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

                                  Proposal 3

    Approval of the Amended and Restated 1992 Stock Option Plan, as Amended

  In May 1992, the Board adopted, and the stockholders subsequently approved, the Company's 1992 Stock Option Plan (as amended and restated, the "1992 Plan"). As a result of a series of amendments, as of April 30, 1999, there were 10,060,000 shares of common stock reserved for issuance under the 1992 Plan.

  In May 1999, the Board amended the 1992 Plan, subject to stockholder approval, to increase the number of shares of common stock authorized for issuance under the 1992 Plan from a total of 10,060,000 shares to a total of 12,060,000 shares and to modify the eligibility requirements to (i) permit directors who are not employees of the Company ("non-employee directors") to participate in the plan and (ii) increase the maximum number of options that may be granted to an employee in any fiscal year from 1,000,000 to 2,000,000. The Board amended the 1992 Plan in order to ensure that the Company can continue to grant stock options at levels determined appropriate by the Board. Subject to approval of this Proposal, the Board intends to terminate the 1996 Outside Directors' Stock Option Plan (the "Director's Plan") effective July 29, 1999.

  As of June 1, 1999 options (net of canceled or expired options) covering an aggregate of 10,001,001 shares of Aspect's common stock had been granted under the 1992 Plan. Only 58,999 shares of common stock (plus any shares that might in the future be returned to the 1992 Plan as a result of cancellations or expiration of options or the reacquisition by the Company of issued shares) remained available for future grant under the 1992 Plan.

  Stockholders are requested in this Proposal 3 to approve the 1992 Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the 1992 Plan, as amended.

                       The Board of Directors Recommends
                        a Vote in Favor of Proposal 3.

  The essential features of the 1992 Plan, as amended, are outlined below:

General

  The 1992 Plan provides for the grant of both incentive and nonstatutory stock options. Incentive stock options granted under the 1992 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. Nonstatutory stock options granted under the 1992 Plan are not intended to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of options.

Purpose

  The Board adopted the 1992 Plan to provide a means by which employees (including executive officers) of the Company (including any parent or subsidiary) may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company. All of the approximately 718 employees of the Company are eligible to participate in the 1992 Plan. Subject to approval of this Proposal, the Company's two non-employee directors also will be eligible to receive options under the 1992 Plan.

Administration

  The Board administers the 1992 Plan. Subject to the provisions of the 1992 Plan, the Board has the power to construe and interpret the 1992 Plan and to determine the persons to whom and the dates on which options will be granted, the number of shares of common stock to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option.

  The Board has the power to delegate administration of the 1992 Plan to a committee of the Board. In the discretion of the Board, a committee may consist solely of two or more outside directors in accordance with Section 162(m) of the Code or solely of two or more non-employee directors in accordance with Rule 16b-3 of the Exchange Act. The Board has delegated administration of the 1992 Plan to the Compensation Committee of the Board. As used herein with respect to the 1992 Plan, the "Board" refers to any committee the Board appoints as well as to the Board itself.

  In order to maximize the Company's ability to recognize a business expense deduction under Section 162(m) of the Code in connection with compensation recognized by "covered employees" (defined in Section 162(m) as the chief executive officer and other four most highly compensated officers), the regulations under Section 162(m) require that the directors who serve as members of the committee responsible for administering the Equity Plan with respect to these covered employees must be "outside directors." The Board currently intends to limit the directors who may serve as members of the Compensation Committee to those who are "outside directors" as defined in
Section 162(m) of the Code. This limitation excludes from the committee directors who are (i) current employees of the Company or an affiliate, (ii) former employees of the Company or an affiliate receiving compensation for past services (other than benefits under a tax-qualified pension Option Plan),
(iii) current and former officers of the Company or an affiliate, (iv) directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity (other than as a director), and (v) any other person who is otherwise considered an "outside director" for purposes of
Section 162(m). The definition of an "outside director" under Section 162(m) is generally narrower than the definition of a "non-employee director" under Rule 16b-3 of the Exchange Act.

Eligibility

  Incentive stock options may be granted under the 1992 Plan only to employees (including officers) of the Company (including any parent or subsidiary). Employees (including officers), consultants and, subject to approval of this Proposal, directors are eligible to receive nonstatutory stock options under the 1992 Plan.

  No incentive stock option may be granted under the 1992 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any parent or subsidiary, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by an optionholder during any calendar year (under the 1992 Plan and all other such plans of the Company and any parent or subsidiary) may not exceed $100,000.

  No employee may be granted options under the 1992 Plan exercisable for more than 2,000,000 shares of common stock during any fiscal year ("Section 162(m) Limitation").

  During the last fiscal year, options were granted to the following individuals and groups in the amounts and at the weighted average exercise prices specified: Romesh Wadhwani: 750,000 shares ($29.125); James Althoff:
70,000 shares ($21.844); David S. Dury: 30,000 shares ($21.844); all current executive officers as a group 1,141,060 shares ($27.822): and all employees (excluding executive officers) as a group 1,358,664 ($26.424).

Stock Subject to the 1992 Plan

  Subject to approval of this Proposal, an aggregate of 12,060,000 shares of common stock is reserved for issuance under the 1992 Plan. If options granted under the 1992 Plan expire or otherwise terminate without being exercised, the shares of common stock not acquired pursuant to such options again become available for issuance under the Option Plan. If the Company reacquires unvested stock issued under the 1992 Plan, the reacquired stock will again become available for reissuance for nonstatutory stock options but not for incentive stock options.

Terms of Options

  The following is a description of the permissible terms of options under the 1992 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

  Exercise Price; Payment. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options may not be less than 85% of the fair market value of the stock on the date of grant. If options are granted with exercise prices below market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m) of the Code. See "Federal Income Tax Information." As of June 11, 1999, the closing price of the Company's common stock as reported on the Nasdaq National Market was $14.00 per share.

  Generally, the exercise price may be paid in cash, by check, or cash equivalent, by tender of shares of the Company's common stock owned by the optionee having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale or loan with respect to some or all of the shares of common stock being acquired upon the exercise of the option, by means of a promissory note, by any other lawful consideration approved by the Board or by any combination of these means. The Board may restrict the forms of payment permitted in connection with any option grant.

  Option Exercise. Options granted under the 1992 Plan will become exercisable and vested at such times and subject to such conditions as specified by the Board. Generally, options granted under the 1992 Plan are exercisable on and after the date of grant, subject to the Company's right to reacquire at the optionee's exercise price any unvested shares held by the optionee upon termination of employment or service with the Company or if the optionee attempts to transfer any unvested shares. Shares subject to options generally vest in installments subject to the optionee's continued employment or service.

  Term. The maximum term of incentive stock options under the 1992 Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. The 1992 Plan does not limit the term of nonstatutory stock options, although it is the Company's practice generally to grant nonstatutory stock options with 10-year terms. Options under the 1992 Plan generally terminate three months after termination of the optionholder's service unless
(i) such termination is due to the optionholder's disability, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the optionholder dies before the optionholder's service has terminated, or within three months after termination of such service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionholder's death) within 12 months of the optionholder's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.

  The option term generally is extended in the event that exercise of the option within these periods is prohibited. An optionholder's option agreement may provide that if the exercise of the option following the termination of the optionholder's service would result in liability under Section 16(b) of the Exchange Act, then the option shall terminate on the earlier of (i) the expiration of the term of the option or (ii) the 10th day after the last date on which such exercise would result in such liability under Section 16(b). An optionholder's option agreement also may provide that if the exercise of the option following the termination of the optionholder's service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act of 1933, as amended, then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the optionholder's service during which the exercise of the option would not be in violation of such registration requirements.

Restrictions on Transfer

  The optionholder may not transfer an option otherwise than by will or by the laws of descent and distribution. During the lifetime of the optionholder, only the optionholder may exercise an option. Shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.

Adjustment Provisions

  In the event of a stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, the 1992 Plan will be appropriately adjusted as to the class and the maximum number of shares of common stock subject to the 1992 Plan and the Section 162(m) Limitation, and outstanding options will be adjusted as to the class, number of shares and price per share of common stock subject to such options.

Effect of Certain Corporate Events

  The 1992 Plan provides that in the event of (i) a sale or exchange by the stockholders of more than 50% of the Company's voting stock, (ii) a merger or consolidation to which the Company is a party, (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company, or (iv) a liquidation or dissolution of the Company, wherein the stockholders of the Company immediately before any such event do not retain direct or indirect beneficial ownership of more than 50% of the total combined voting power of the voting stock of the Company, its successor, or the corporation to which the assets of the Company were transferred, the Board may arrange with the surviving, continuing, purchasing or successor corporation or parent corporation thereof to assume or substitute substantially equivalent new options for the options outstanding under the 1992 Plan. To the extent that the options outstanding under the 1992 Plan are not assumed, replaced, or exercised prior to such event, they will terminate.

Duration, Amendment and Termination

  The Board may suspend or terminate the 1992 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 1992 Plan will terminate on February 10, 2008.

  The Board may terminate or amend the 1992 Plan at any time, but, without stockholder approval, the Board may not amend the 1992 Plan to increase the total number of shares of common stock reserved for issuance thereunder, change the class of persons eligible to receive incentive stock options, or expand the class of persons eligible to receive nonstatutory stock options. No amendment or termination of the 1992 Plan may adversely affect an outstanding option without the consent of the optionholder, unless the amendment is required to preserve the option's status as an incentive stock option or is necessary to comply with any applicable law or regulation. The Board may submit any other amendment to the 1992 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

Federal Income Tax Information

  Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate and short-term capital gains rate is effectively 39.6%. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

  Incentive Stock Options. Incentive stock options under the 1992 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

  There generally are no federal income tax consequences to the optionholder or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionholder's alternative minimum tax liability, if any.

  If an optionholder holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionholder upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss if the optionholder held the stock for more than one year.

  Generally, if the optionholder disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of disposition the optionholder will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the optionholder's actual gain, if any, on the purchase and sale. The optionholder's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

  To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

  Nonstatutory Stock Options. Nonstatutory stock options granted under the 1992 Plan generally have the following federal income tax consequences:

  There are no tax consequences to the optionholder or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionholder normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the date of exercise over the option exercise price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionholder.

  Upon disposition of the stock, the optionholder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option (or vesting of the stock). Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

  Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

  Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the option is granted by a compensation committee comprised solely of "outside directors" and either (i) the plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant, or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders.

Other Stock Option Plans of the Company

  1997 Nonstatutory Stock Option Plan. Aspect's 1997 Non-Officer Stock Option Plan (the "1997 Plan") provides for grants of nonstatutory stock options to
(i) employees and consultants who are not officers or directors of the Company and (ii) newly hired officers, to the extent such option grants do not require stockholder approval. An aggregate of 5,400,000 shares of common stock have been reserved for issuance under the 1997 Plan. As of June 1, 1999, options to purchase 4,056,025 shares were outstanding and 1,141,139 shares remained available for grant. The exercise price of options granted under the 1997 Plan may not be less than 85 percent of the fair market value of the Company's common stock on the date of grant. All options granted under the 1997 Plan generally have a maximum term of 10 years and typically vest over a four-year period. Options may be exercised prior to vesting, subject to repurchase rights in favor of the Company that expire over the vesting period. The 1997 Plan and options thereunder may be amended by the Board at any time or from time to time. The 1997 Plan also contains the adjustment and change of control provisions described above with respect to the 1992 Plan. The 1997 Plan will continue until the earlier of its termination by the Board or issuance of all shares of common stock reserved thereunder and lapse of all restrictions on such shares.

  1996 Outside Directors' Stock Option Plan. The Directors' Plan provides for non-discretionary grants of nonstatutory stock options to the Company's non-employee directors. An aggregate of 200,000 shares of common stock have been reserved for issuance under the Directors' Plan. As of June 1, 1999, options to purchase 100,000 shares were outstanding and 100,000 shares remained available for grant. On May 23, 1996, each individual then serving as a non-employee director received an initial option grant of 10,000 shares of common stock. Each individual subsequently elected for the first time to serve as a non-employee director receives an option grant covering 30,000 shares (an "Initial Option"). On the first business day following each of Aspect's annual meeting of stockholders, each non-employee director is automatically granted an option to purchase an additional 10,000 shares of Aspect common stock (an "Annual Option"). No other options may be granted at any time under the Directors' Plan. The exercise price of options granted under the Directors' Plan is 100% of the fair market value of Aspect's common stock on the date of the option grant. Initial Options vest in three equal annual installments. Annual Options vest in full on the third anniversary of the grant date. Subject to approval of Proposal 3, the Board intends to terminate the Directors' Plan effective July 29, 1999.

                                  Proposal 4

               Ratification of Selection of Independent Auditors

  The Board of Directors has selected Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1999 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Arthur Andersen was selected to replace Ernst & Young LLP, which had audited the Company's financial statements since its inception in 1988. On November 12, 1998, Aspect and Ernst & Young established a marketing relationship. To avoid potential conflicts of interest, Ernst & Young resigned as the Company's independent auditors effective November 12, 1998. Representatives of Arthur Andersen are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

  Stockholder ratification of the selection of Arthur Andersen as the Company's independent auditors is not required by the Company's bylaws or otherwise. However, the Board is submitting the selection of Arthur Andersen to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

  The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Arthur Andersen.

Change in Independent Auditors

  On November 13, 1998, following the resignation of Ernst & Young effective November 12, 1998, the Board of Directors approved the appointment of Arthur Andersen as the Company's independent auditors to audit the Company's financial statements for the fiscal year ended December 31, 1998.

  In connection with the Company's audits for the two fiscal years ended December 31, 1997, and in the subsequent interim period prior to Ernst & Young's resignation, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the subject matter of the disagreement in connection with their report. Ernst & Young's reports on the financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Ernst & Young's letter to the Securities and Exchange Commission stating its agreement with the statements in this paragraph is filed as an exhibit to Aspect's Current Report on Form 8-K dated November 12, 1998.

  In November 1997, Aspect acquired Cadis, Inc. The financial statements of Cadis as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, were audited by Arthur Andersen as indicated in their report dated January 20, 1998 and included in Aspect's 1997 Annual Report on form 10-KSB and 1998 Annual Report on Form 10-K.

                       The Board of Directors Recommends
                        a Vote in Favor of Proposal 4.

                             Security Ownership of
                   Certain Beneficial Owners and Management

  The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of June 1, 1999 by: (i) each director; (ii) each of the Named Executive Officers; (iii) all current executive officers and directors as a group; and (iv) all those known to be beneficial owners of more than five percent of Aspect's common stock.

                                                  Beneficial Ownership (1)
                                              ---------------------------------
              Beneficial Owner                Number of Shares Percent of Total
              ----------------                ---------------- ----------------
Romesh Wadhwani (2)
 1300 Charleston Road
 Mountain View, CA 94043....................     7,310,500          24.16%

Putnam Investments, Inc. (3)
 One Post Office Square
 Boston, MA 02109...........................     4,330,447          15.19%

FMR Corp. (4)
 82 Devonshire Street
 Boston, MA 02019...........................     1,910,800           6.70%

Pilgrim Baxter & Associates, Ltd. (5)
 825 Duportail Road
 Wayne, PA 19087............................     1,899,800           6.66%

Joseph A. Prang (6).........................       613,213           2.15%
James Althoff (7)...........................       383,485           1.33%
Steven Goldby (8)...........................        22,700              *
Mark Stevens (9)............................        34,286              *
David S. Dury (10)..........................       216,970              *
Dennis G. Sisco (11)........................        50,000              *
Patrick Quirk (12)..........................       242,400              *
Robert L. Evans (13)........................       420,000           1.45%
All directors and current executive officers
 as a group (11 persons) (14)...............     9,298,554          29.13%

--------
 *Less than 1%.
(1) Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power. Shares of common stock subject to options currently exercisable or exercisable within 60 days after May 31, 1999 are deemed outstanding for computing the percentage ownership of the person or entity holding such securities, but are not deemed outstanding for computing the percentage ownership of any other person or entity. To the Company's knowledge, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table. Applicable percentage of beneficial ownership is based on 28,513,673 shares of common stock outstanding as of June 1, 1999, net of treasury stock.
(2) Includes 2,170,000 shares subject to immediately exercisable options held by Dr. Wadhwani, 1,386,668 of which are subject to a right to repurchase by the Company which right lapses over time.
(3) Consists of 3,776,447 shares held by Putnam Investment Management, Inc. ("PIM"); 554,000 shares held by Putnam Advisory Company, Inc. ("PAC"); 251,900 of such shares have shared voting power with Putnam Investments Inc. PIM is an Investment Advisor to Putnam Investments Inc. PAC is a wholly-owned subsidiary of Putnam Investments Inc. Based upon information supplied in Schedule 13G filed with the SEC in February 1999.
(4) Consists of 1,727,400 shares held by Fidelity Management & Research Company ("Fidelity"), which is a wholly-owned subsidiary of FMR Corp.; 139,800 shares held by Fidelity Management Trust company, a wholly-owned subsidiary of FMR Corp.; 43,600 shares held by Fidelity International Limited and various foreign-based subsidiaries which provide investment advisory and management services to a number of non-U.S. investment companies. Based upon information supplied in Schedule 13G filed with the SEC in February 1999.
(5) Consists of 1,826,199 shares held by Pilgrim Baxter & Associates with sole voting power by Pilgrim Baxter & Associates and 72,900 shares held by various clients of Pilgrim Baxter & Associates who did not grant voting power to Pilgrim Baxter & Associates. Based upon information supplied in
    Schedule 13G filed with the SEC in February 1999.
(6) Includes 11,477 shares subject to immediately exercisable options held by Mr. Prang, none of which are subject to a right to repurchase by the Company which right lapses over time.
(7) Includes 260,126 shares subject to immediately exercisable options held by Mr. Althoff, 185,005 of which are subject to a right to repurchase by the Company which right lapses over time.
(8) Includes 27,700 shares subject to immediately exercisable options held by Mr. Goldby, 22,500 of which are subject to a right to repurchase by the Company which right lapses over time.
(9) Includes 30,000 shares subject to immediately exercisable options held by Mr. Stevens, 22,084 of which are subject to a right to repurchase by the Company which right lapses over time.
(10) Includes 200,400 shares subject to immediately exercisable options held by Mr. Dury, 119,753 of which are subject to a right to repurchase by the Company which right lapses over time.
(11) Includes 50,000 shares subject to immediately exercisable options held by Mr. Sisco, 26,459 of which are subject to a right to repurchase by the Company which right lapses over time.
(12) Includes 240,000 shares subject to immediately exercisable options held by Mr. Quirk, 172,917 of which are subject to a right to repurchase by the Company which right lapses over time.
(13) Includes 420,000 shares subject to immediately exercisable options held by Mr. Evans, 420,000 of which are subject to a right to repurchase by the Company which right lapses over time.
(14) Includes shares described in the notes above, as applicable. Includes 3,409,703 shares subject to stock options held by all executive officers and directors, as a group, exercisable within 60 days of June 1, 1999.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  During fiscal 1998, Dr. Wadhwani timely reported all transactions but reported an incorrect number of shares owned directly due to an error made in a previous year. This error was corrected on a Form 5 and by amending Forms 4.

                            Executive Compensation

Compensation of Directors

  Directors of Aspect who are employees of the Company receive no separate compensation for their services as directors. Non-employee directors currently receive no cash compensation, but receive nonstatutory stock options under the 1996 Outside Directors' Stock Option Plan (the "Directors' Plan"). All directors are eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with company policy.

  Effective July 29, 1999, each non-employee director will receive an annual cash retainer of $12,000 plus $1,000 per meeting attended. Subject to approval of Proposal 3, the Board intends to terminate the Director's Plan. Non-employee directors would then be eligible to receive nonstatutory stock options under the 1992 Plan effective July 29, 1999. It is currently anticipated that newly elected non-employee directors would be granted options to purchase 30,000 shares of Aspect common stock that would vest quarterly over three years and that incumbent non-employee directors would be granted options to purchase 10,000 shares of Aspect common stock each year that would vest quarterly over two years. See "Proposal 2--Approval of Amended and Restated 1992 Stock Option Plan, As Amended" for a description of each of the 1992 Plan and the Director's Plan.

  During the last fiscal year, options covering 10,000 shares were granted to each non-employee director at an exercise price per share of $31.594. As of May 31, 1999, no options had been exercised under the Directors' Plan.

Compensation of Executive Officers

  The following table shows for the fiscal years ended December 31, 1996, 1997 and 1998, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers at December 31, 1998 (collectively, the "Named Executive Officers"):

                          Summary Compensation Table

                                                      Long-Term
                                         Annual      Compensation
                                      Compensation      Awards
                                     --------------- ------------
                                                      Securities
                                                      Underlying   All Other
                                     Salary   Bonus    Options    Compensation
  Name and Principal Position   Year   ($)     ($)        (#)         ($)
  ---------------------------   ---- ------- ------- ------------ ------------
Romesh Wadhwani................ 1998 200,000  85,000   750,000         --
Chief Executive Officer         1997 200,000  90,000   125,000       4,337(1)
                                1996 200,000  90,000   125,000       9,640(1)

James C. Althoff............... 1998 182,771  44,425    70,000         --
Executive Vice President and    1997 159,597  48,373    35,063         --
Chief Technical Officer         1996 145,000  45,000    25,000         --

Joseph A. Prang................ 1998 168,991  54,187       --          --
President and Chief Operating   1997 185,000  76,500    35,000         --
 Officer
                                1996 185,000  76,500    50,000         --

Patrick Quirk (2).............. 1998 125,000 104,033       --        4,200(3)
Vice President, North America   1997  72,916  86,728   280,000       2,450(3)
 Sales
                                1996     --      --        --          --

David S. Dury (4).............. 1998 170,000  57,400    30,000         --
Vice President and Chief        1997 169,209  50,400    10,000         --
 Financial Officer
                                1996 114,968  25,500   220,000         --

--------
(1) Represents amounts paid by the Company for executive life insurance for which Dr. Wadhwani's estate is the beneficiary.
(2) Mr. Quirk joined the Company in May 1997.
(3) Represents amount paid by the Company for a car allowance to Mr. Quirk.
(4) Mr. Dury joined the Company in April 1996.

                       Stock Option Grants and Exercises

  The Company grants options to its executive officers under the 1992 Plan. See "Proposal 3--Approval of Amended and Restated 1992 Stock Option Plan, As Amended," for a description of the 1992 Plan. The following tables show, for the fiscal year ended December 31, 1998, certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive
Officers:

                       Option Grants in Last Fiscal Year

                                                          Potential Realizable
                  Individual Grants                         Value at Assumed
                ---------------------                        Annual Rates of
                Number of  % of Total                          Stock Price
                Securities  Options                         Appreciation for
                Underlying Granted to                            Option
                 Options   Employees  Exercise                   Term(3)
                 Granted   In Fiscal   Price   Expiration ---------------------
     Name         (#)(1)    Year(2)    ($/Sh)     Date                10% ($)
     ----       ---------- ---------- -------- ----------   5% ($)   ----------
Dr. Wadhwani...  750,000     30.00%    29.125   08/31/08  13,737,714 34,813,312
Mr. Althoff....   70,000      2.80%    21.844   02/19/08     961,630  2,436,960
Mr. Prang......      --        --         --         --          --         --
Mr. Quirk......      --        --         --         --          --         --
Mr. Dury.......   30,000      1.20%    21.844   02/19/08     412,127  1,044,411

--------
(1) Options are immediately exercisable and generally vest over four years. In the event of a sale, merger or consolidation, sale of substantially all the assets or dissolution of Aspect (each a "Change of Control"), the surviving corporation may either assume outstanding options or substitute similar options for those outstanding under the 1992 Plan. Options that are not assumed, substituted or exercised prior to a Change of Control shall terminate on the occurrence of the Change of Control. Dr. Wadhwani's and Mr. Prang's options will vest immediately in the event of a Change of Control. With respect to Messrs. Althoff, Quirk and Dury, in the event of a Change of Control, options either provide that half of any unvested shares will vest immediately or that the vesting of any unvested shares will be accelerated by one year.
(2) Based on options to purchase an aggregate of 2,469,724 shares granted to employees (including employee directors) during the fiscal year ended December 31, 1998. The foregoing total excludes options granted to consultants and nonemployee directors. There were no stock appreciation rights granted during 1998.
(3) The potential realizable value is based on the term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect Aspect's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual further performance of the common stock, and no gain to the optionee is possible unless the stock price increases over the option term.

  Aggregated Option Exercises in Last Fiscal Year, and Fiscal Year-End Option
                                    Values

                                                     Number of Securities
                                                          Underlying
                                                     Unexercised Options     Value of Unexercised
                           Shares                        at FY-End (#)       In-the-Money Options
                         Acquired on  Value Realized     Exercisable/     at FY-End ($) Exercisable/
          Name           Exercise (#)    ($) (1)       Unexercisable(2)      Unexercisable(2)(3)
          ----           -----------  -------------- -------------------- --------------------------
Dr. Wadhwani............       --             --         1,250,000/0             55,391,250/0
Mr. Althoff.............   260,000      7,438,507          190,126/0              8,425,053/0
Mr. Prang...............    36,377        914,928          133,623/0              5,921,236/0
Mr. Quirk...............    60,000      1,258,476          220,000/0              9,748,860/0
Mr. Dury................   104,600      2,830,904          157,400/0              6,974,866/0

--------
(1) Market value of the underlying securities on the exercise date minus the exercise price of such options.
(2) Unvested options to purchase shares granted under Aspect's stock option plans are immediately exercisable subject to a right of repurchase by Aspect which lapses over time.
(3) Based on the $44.313 per share closing price of Aspect's common stock on the Nasdaq National Market on December 31, 1998, less the exercise prices.

                    Termination of Employment Arrangements

  Mr. Quirk's employment offer letter contains an agreement by Aspect to pay Mr. Quirk 90 days base salary if Aspect involuntarily terminates his employment.

        Report of the Compensation Committee of the Board of Directors
General                  on Executive Compensation(1)


  Aspect's primary objective is to maximize stockholder value of the Company over time. To accomplish this objective, Aspect strives to develop and market superior products and services that provide cost-effective solutions for its customers. The goal of the Compensation Committee is to implement compensation practices that allow Aspect to attract and retain the people needed to define, create and market leading-edge products and services.

  Aspect compensates its executive officers with a combination of salary and incentives designed to focus their efforts on maximizing both the near-term and long-term financial performance of the Company. The Company's compensation structure also rewards individual performance that furthers Company goals. Each executive officer's compensation includes the following:

  .  Base Salary

  .  Cash Incentives

  .  Equity Incentives

  Each executive officer's compensation package is designed to provide an appropriately weighted mix of these elements that cumulatively provide a level of compensation in the mid range of that paid by companies of similar size, complexity and growth rate. The companies examined for comparison purposes may, but need not, include those comprising the Nasdaq Computer and Data Processing Services Group Index. Generally, the total mix of compensation for executive officers emphasizes long-term equity incentives.
Base Salary


  Base salary is determined principally by individual, rather than corporate performance. In determining base salaries, both qualitative and quantitative factors are examined. In many instances, evaluating the qualitative factors necessarily involve a subjective assessment by the Compensation Committee. Quantitative factors include compensation surveys and recruiting data. The Compensation Committee considers a mix of factors and evaluates individual performance against that mix both in absolute terms and in relation to the executive's peers within the Company.
Cash Incentives


  The Company employs cash incentive bonuses to reward executive officers and other key employees for attaining defined corporate performance objectives. For senior management personnel, weight is also given to individual performance and performance of particular operating groups within the Company. Bonuses awarded for 1998 were based on achievements relating to the Company's bookings, revenues and profitability.
Equity Incentives


  The Company utilizes the 1992 Plan to further align the interests of stockholders and management by giving management a substantial economic interest in the long-term appreciation of the Company's stock through the grant of stock options. Generally, options under the 1992 Plan are granted with exercise prices equal to the fair market value of the common stock on the date of grant, have 10-year terms, and vest over four years. In determining the size of an option to be granted to an executive officer, the Compensation Committee takes into account the executive officer's position and level of responsibility within the Company, the executive officer's existing stock and unvested option holdings, the potential reward to the executive officer if the stock price appreciates in the public market, and the competitiveness of the executive officer's overall compensation arrangements, including stock options. Individual performance is also considered. Option grants are made to new executives upon commencement of employment, in connection with a significant change in job responsibility and following periodic merit reviews.
--------
(1) This section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compliance with the Internal Revenue Code

  Section 162(m) of the Code imposes a limit on tax deductions for annual compensation (other than performance-based compensation) in excess of $1,000,000 paid by a corporation to its chief executive officer and the other four most highly compensated executive officers of a corporation. The Compensation Committee has determined that options granted under the 1992 Plan with an exercise price at least equal to the fair market of Aspect's common stock on the date of grant shall be treated as "performance based compensation" within the meaning of Section 162(m).

Chief Executive Officer Compensation

  The compensation of the Company's Chief Executive Officer, Mr. Wadhwani, for 1998 consisted of a base salary of $200,000, a cash bonus of $85,000 and a 750,000 share option grant vesting over 28 months. The base salary was identical to that which Mr. Wadhwani earned in the prior year. The bonus reflects corporate performance as discussed above, and Mr. Wadhwani's contribution. The option grant is intended to continue to maintain the competitiveness of Mr. Wadhwani's compensation and to further align his interests with the stockholders.

                                          Steven Goldby
                                          Dennis G. Sisco

Performance Measurement Comparison(1)

  The following graph shows the total stockholder return of an investment of $100 in cash on May 24, 1996 for (i) the Company's Common Stock, (ii) the Nasdaq Stock Market (U.S. Companies) Index and (iii) the Nasdaq Computer and Data Processing Services Group Index. All values assume reinvestment of the full amount of all dividends: and, except for the initial value, are calculated as of the end of each month thereafter:


              [PERFORMANCE GRAPH APPEARS HERE]
                  TOTAL SHAREHOLDER RETURNS
                     DIVIDENDS REINVESTED
                   MONTHLY RETURN PERCENTAGE
                          MONTH ENDING
               ASPECT
DATE       DEVELOPMENT INC    NASDAQ-US     NASDAQ COMP&DATA PRC
May99          30.29            -2.84             -4.92
Apr99         -52.95             3.31             -0.47
Mar99         -23.77             7.58              9.32
Feb99           5.63            -8.69            -12.98
Jan99         -34.84            14.28             20.95
Dec98          32.52            12.96             15.49
Nov98           5.84            10.12             15.70
Oct98         -19.76             4.32             -2.83
Sep98          35.19            13.91             19.46
Aug98          -4.51           -19.74            -18.66
Jul98         -19.34            -1.19             -3.32
Jun98          32.24             7.01             18.15
May98          -9.67            -5.56             -7.00
Apr98          15.37             1.65              0.84
Mar98          14.92             3.67              8.21
Feb98           6.56             9.40             13.50
Jan98         -13.82             3.18              7.54
Dec97          21.99            -1.71             -6.00
Nov97          -8.82             0.51              2.52
Oct97          13.85            -5.19             -2.07
Sep97           7.35             5.90              1.78
Aug97          16.35            -0.15             -2.67
Jul97          26.15            10.55             10.39
Jun97          10.31             3.06              2.19
May97          10.53            11.33             10.99
Apr97          -7.06             3.13             13.05
Mar97          -7.07            -6.53             -7.39
Feb97         -16.10            -5.55             -8.11
Jan97           8.26             7.11              9.08
Dec96          17.20            -0.09             -1.24
Nov96          -6.54             6.18              7.18
Oct96         -26.84            -1.11             -1.76
Sep96          29.52             7.65             10.92
Aug96          25.00             5.60              2.67
Jul96         -17.65            -8.92            -10.43
Jun96         -26.64            -4.83             -4.66
                           INDEXED RETURNS
                             MONTH ENDING
                   ASPECT
DATE          DEVELOPMENT INC     NASDAQ- US      NASDAQ COMP&DATA PRC
May99             81.99             201.06               241.48
Apr99             62.93             206.95               253.98
Mar99            133.77             200.32               265.19
Feb99            175.49             186.21               233.44
Jan99            166.14             203.94               268.25
Dec98            254.97             178.45               221.79
Nov98            192.39             157.98               192.04
Oct98            181.78             143.46               165.98
Sep98            226.55             137.53               170.82
Aug98            167.58             120.74               142.99
Jul98            175.49             150.43               175.79
Jun98            217.57             152.25               181.82
May98            164.52             142.27               153.89
Apr98            182.14             150.65               165.46
Mar98            157.87             148.20               164.08
Feb98            137.37             142.95               151.63
Jan98            128.92             130.66               133.59
Dec97            149.60             126.64               124.23
Nov97            122.63             128.85               132.16
Oct97            134.49             128.20               128.91
Sep97            118.13             135.22               131.63
Aug97            110.04             127.69               129.32
Jul97             94.58             127.88               132.87
Jun97             74.98             115.68               120.36
May97             67.97             112.24               117.78
Apr97             61.50             100.82               106.11
Mar97             66.17              97.76                93.86
Feb97             71.20             104.59               101.36
Jan97             84.87             110.74               110.30
Dec96             78.39             103.39               101.12
Nov96             66.89             103.48               102.39
Oct96             71.57              97.46                95.54
Sep96             97.81              98.55                97.25
Aug96             75.52              91.54                87.68
Jul96             60.41              86.69                85.39
Jun96             73.36              95.17                95.34
24May96          100                100                  100

--------
(1) This graph is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                                 Other Matters

  The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          David S. Dury
                                          Secretary

June 18, 1999

  A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 1998 is available without charge upon written request to: Corporate Secretary, Aspect Development, Inc., 1300 Charleston Road, Mountain View, California 94043.

                                                                       Annex A

                          ASPECT DEVELOPMENT, INC.

                      1996 EMPLOYEE STOCK PURCHASE PLAN


     1.    Establishment, Purpose and Term of Plan.
           ---------------------------------------

           1.1 Establishment. The Aspect Development, Inc. 1996 Employee Stock Purchase Plan (the "Plan") is hereby established effective as of April 17, 1996 (the "Effective Date").

           1.2 Purpose. The purpose of the Plan to provide Eligible Employees of the Participating Company Group with an opportunity to acquire a proprietary interest in the Company through the purchase of Stock. The Company intends that the Plan shall qualify as an "employee stock purchase plan" under
Section 423 of the Code (including any amendments or replacements of such section), and the Plan shall be so construed.

           1.3 Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued. However, all Purchase Rights shall be granted, if at all, within ten (10) years from the Effective Date.

     2.    Definitions and Construction.
           ----------------------------

           2.1 Definitions. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. Whenever used herein, the following terms shall have their respective meanings set forth below:

                 (a) "Board" means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan "Board" also means such Committee(s).

                 (b) "Code" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

                 (c) "Committee" means a committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

                 (d) "Company" means Aspect Development, Inc., a Delaware corporation, or any successor corporation thereto.

                 (e) "Compensation" means, with respect to an Offering Period under the Plan, all amounts paid in cash in the forms of base salary, commissions, overtime, bonuses, annual awards, other incentive payments, shift premiums, and all other compensation paid in cash during such Offering Period before deduction for any contributions to any plan maintained by a Participating Company and described in Section 401(k) or Section 125 of the Code. Compensation shall not include reimbursements of expenses, allowances, long-term disability, workers' compensation or any amount deemed received without the actual transfer of cash or any amounts directly or indirectly paid pursuant to the Plan or any other stock purchase or stock option plan.

                 (f) "Eligible Employee" means an Employee who meets the requirements set forth in Section 5 for eligibility to participate in the Plan.

                 (g) "Employee" means any person treated as an employee (including an officer or a director who is also treated as an employee) in the records of a Participating Company and for purposes of Section 423 of the Code; provided, however, that neither service as a director nor payment of a director's fee shall be sufficient to constitute employment for purposes of the Plan.

                 (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 (i) "Fair Market Value" means, as of any date, if there is then a public market for the Stock, the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so reported instead) as reported on the National Association of Securities Dealers Automated Quotation ("NASDAQ") System, the Nasdaq National Market or such other national or regional securities exchange or market system constituting the primary market for the Stock. If the relevant date does not fall on a day on which the Stock is trading on NASDAQ, the Nasdaq National Market System or other national or regional securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its sole discretion. If there is then no public market for the Stock, the Fair Market Value on any relevant date shall be as determined by the Board without regard to any restriction other than a restriction which, by its terms, will never lapse.

                 (j)   "Offering" means an offering of Stock as provided in
Section 6.

                 (k) "Offering Date" means, for any Offering Period, the first day of such Offering Period.

                 (l) "Offering Period" means a period determined in accordance with Section 6.1.

                 (m) "Parent Corporation" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

                 (n) "Participant" means an Eligible Employee participating in the Plan.

                 (o) "Participating Company" means the Company or any Parent Corporation or Subsidiary Corporation which the Board determines should be included in the Plan. The Board shall have the sole and absolute discretion to determine from time to time what Parent Corporations or Subsidiary Corporations shall be Participating Companies.

                 (p) "Participating Company Group" means, at any point in time, the Company and all other corporations collectively, which are then Participating Companies.

                 (q) "Purchase Date" means, for any Purchase Period, the last day of such Purchase Period.

                 (r) "Purchase Period" means a period determined in accordance with Section 6.2.

                 (s) "Purchase Price" means the price at which a share of Stock may, be purchased pursuant to the Plan, as determined in accordance with
Section 9.

                 (t) "Purchase Right" means an option pursuant to the Plan to purchase such shares of Stock as provided in Section 8 which may or may not be exercised at the end of an Offering Period. Such option arises from the right of a Participant to withdraw such Participant's accumulated payroll deductions (if any) and terminate participation in the Plan or any Offering therein at any time during a Purchase Period.

                 (u) "Stock" means the common stock, par value $0.001, of the Company, as adjusted from time to time in accordance with Section 4.2.

                 (v) "Subsidiary Corporation" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

           2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural, the plural shall include the singular, and use of the term "or" shall include the conjunctive as well as the disjunctive.

     3.    Administration.  The Plan shall be administered by the Board,
           --------------
including any duly appointed Committee of the Board. All questions of interpretation of the Plan or of any Purchase Right shall be determined by the Board and shall be final and binding upon all persons having an interest in the Plan or such Purchase Right. Subject to the provisions of the Plan, the Board shall determine all of the relevant terms and conditions of Purchase Rights granted pursuant to the Plan; provided, however, that all Participants granted Purchase Rights pursuant to the Plan shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

     4.    Shares Subject to Plan.
           ----------------------

           4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be one million two hundred thousand (1,200,000) and shall consist of authorized but unissued or reacquired shares of the Stock, or any combination thereof. If an outstanding Purchase Right for any reason expires or is terminated or canceled, the shares of Stock allocable to the unexercised portion of such Purchase Right shall again be available for issuance under the Plan.

           4.2 Adjustments for Changes in Capital Structure. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, or in the event of any merger (including a merger effected for the purpose of changing the Company's domicile), sale of assets or other reorganization in which the Company is a party, appropriate adjustments shall be made in the number and class of shares subject to the Plan, to the Per Offering Share Limit set forth in Section 8.1 and to each Purchase Right and in the Purchase Price.

     5.    Eligibility.
           -----------

           5.1 Employees Eligible to Participate. Any Employee of a Participating Company is eligible to participate in the Plan except the following:

                 (a) Employees who are customarily employed by the Participating Company Group for twenty (20) hours or less per week;

                 (b) Employees who are customarily employed by the Participating Company Group for not more than five (5) months in any calendar year; and

                 (c) Employees who own or hold options to purchase or who, as a result of participation in the Plan, would own or hold options to purchase, stock of the Company or of any Parent Corporation or Subsidiary Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of such corporation within the meaning of Section 423(b)(3) of the Code.

           5.2 Leased Employees Excluded. Notwithstanding anything herein to the contrary, any individual performing services for a Participating Company solely through a leasing agency or employment agency shall not be deemed an "Employee" of such Participating Company.

     6.    Offerings.
           ---------

           6.1 Offering Periods. Except as otherwise set forth below, the Plan shall be implemented by sequential Offerings of approximately twenty-four
(24) months duration (an "Offering Period"); provided, however that the first Offering Period shall commence on May 10, 1996, and end on August 15, 1998 (the "Initial Offering Period"). Subsequent Offerings shall commence on the sixteenth (16th) days of February and August of each year and end on the fifteenth (15th) days of the second February and August, respectively, occurring thereafter. Notwithstanding the foregoing, the Board may establish a different term for one or more Offerings or different commencing or ending dates for such Offerings; provided, however, that no Offering may exceed a term of twenty-seven (27) months. An Employee who becomes an Eligible Employee after an Offering Period has commenced shall not be eligible to participate in such Offering but may participate in any subsequent Offering provided such Employee is still an Eligible Employee as of the commencement of any such subsequent Offering. Eligible Employees may not participate in more than one Offering at a time. In the event the first or last day of an Offering Period is not a business day, the Company shall specify the business day that will be deemed the first or last day, as the case may be, of the Offering Period.

           6.2   Purchase Periods.  Each Offering Period shall consist of four
(4) consecutive purchase periods of approximately six (6) months duration (individually, a "Purchase Period"). The Purchase Period commencing on the Offering Date of the Initial Offering Period shall end on February 15, 1997. A Purchase Period commencing on February 16 shall end on the next August 15. A Purchase Period commencing on August 16 shall end on the next February 15. Notwithstanding the foregoing, the Board may establish a different term for one or more Purchase Periods or different commencing or ending dates for such Purchase Periods. In the event the first or last day of a Purchase Period is not a business day, the Company shall specify the business day that will be deemed the first or last day, as the case may be, of the Purchase Period.

           6.3 Governmental Approval; Stockholder Approval. Notwithstanding any other provision of the Plan to the contrary, any Purchase Right granted pursuant to the Plan shall be subject to (a) obtaining all necessary governmental approvals or qualifications of the sale or issuance of the Purchase Rights or the shares of Stock and (b) obtaining stockholder approval of the Plan. Notwithstanding the foregoing, stockholder approval shall not be necessary in order to grant any Purchase Right granted in the Plan's Initial Offering Period; provided, however, that the exercise of any such Purchase Right shall be subject to obtaining stockholder approval of the Plan.

     7.    Participation in the Plan.
           -------------------------

           7.1 Initial Participation. An Eligible Employee shall become a Participant on the first Offering Date after satisfying the eligibility requirements of Section 5 and delivering to the Company's payroll office or other office designated by the Company not later than the close of business for such office on the last business day before such Offering Date (the "Subscription Date") a subscription agreement indicating the Employee's election to participate in the Plan and authorizing payroll deductions. An Eligible Employee who does not deliver a subscription agreement to the Company's payroll or other designated office on or before the Subscription

Date shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless such Employee subsequently enrolls in the Plan by filing a subscription agreement with the Company by the Subscription Date for such subsequent Offering Period. The Company may, from time to time, change the Subscription Date as deemed advisable by the Company in its sole discretion for proper administration of the Plan.

           7.2 Continued Participation. A Participant shall automatically participate in the Offering Period commencing immediately after the final Purchase Date of each Offering Period in which the Participant participates until such time as such Participant (a) ceases to be an Eligible Employee, (b) withdraws from the Plan pursuant to Section 13.2 or (c) terminates employment as provided in Section 14.

If a Participant automatically may participate in a subsequent Offering Period pursuant to this Section 7.2, then the Participant is not required to file any additional subscription agreement for such subsequent Offering Period in order to continue participation in the Plan. However, a Participant may file a subscription agreement with respect to a subsequent Offering Period if the Participant desires to change any of the Participant's elections contained in the Participant's then effective subscription agreement.

     8.    Right to Purchase Shares.
           ------------------------

           8.1 Purchase Right. Except as set forth below, during an Offering Period each Participant in such Offering Period shall have a Purchase Right consisting of the right to purchase that number of whole shares of Stock arrived at by dividing Fifty Thousand Dollars ($50,000) by the Fair Market Value of a share of Stock on the Offering Date of such Offering Period; provided, however, that such number shall not exceed ten thousand (10,000) shares (the "Per Offering Share Limit"). Shares of Stock may only be purchased through a Participant's payroll deductions pursuant to Section 10.

           8.2 Pro Rata Adjustment of Purchase Right. Notwithstanding the foregoing, if the Board shall establish an Offering Period of less than twenty-three and one-half (23 1/2) months or more than twenty-four and one-half (24 1/2) months in duration, (a) the dollar amount in Section 8.1 shall be determined by multiplying $2,083.33 by the number of months in the Offering Period and rounding to the nearest whole dollar, and (b) the Per Offering
Share Limit shall be determined by multiplying 208.33 shares by the number of months in the Offering Period and rounding to the nearest whole share. For purposes of the preceding sentence, fractional months shall be rounded to the nearest whole month.

     9.    Purchase Price.  The Purchase Price at which each share of Stock may
           --------------
be acquired in a given Offering Period pursuant to the exercise of all or any portion of a Purchase Right granted under the Plan shall be set by the Board; provided, however, that the Purchase Price shall not be less than eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period, or (b) the Fair Market Value of a share of Stock on the Purchase Date of the Offering Period. Unless otherwise provided by the Board prior to the commencement of an Offering Period, the Purchase Price for that Offering Period shall be eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of

Stock on the Offering Date of the Offering Period, or (b) the Fair Market Value of a share of Stock on the Purchase Date of the Offering Period.

     10.   Accumulation of Purchase Price through Payroll Deduction.  Shares of
           --------------------------------------------------------
Stock which are acquired pursuant to the exercise of all or any portion of a Purchase Right for an Offering Period may be paid for only by means of payroll deductions from the Participant's Compensation accumulated during the Offering Period. Except as set forth below, the amount of Compensation to be deducted from a Participant's Compensation during each pay period shall be determined by the Participant's subscription agreement.

           10.1 Commencement of Payroll Deductions. Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in the Plan.

           10.2 Limitations on Payroll Deductions. The amount of payroll deductions with respect to the Plan for any Participant during any pay period shall be in one percent (1%) increments not to exceed ten percent (10%) of the Participant's Compensation for such pay period. Notwithstanding the foregoing, the Board may change the limits on payroll deductions effective as of a future Offering Date, as determined by the Board. Amounts deducted from Compensation shall be reduced by any amounts contributed by the Participant and applied to the purchase of Company stock pursuant to any other employee stock purchase plan qualifying under Section 423 of the Code.

           10.3 Election to Decrease or Stop Payroll Deductions. During an Offering Period, a Participant may elect to decrease the amount deducted or stop deductions from his or her Compensation by filing an amended subscription agreement with the Company on or before the "Change Notice Date." The "Change Notice Date" shall initially be the seventh (7th) day prior to the end of the first pay period for which such election is to be effective; however, the Company may change such Change Notice Date from time to time. A Participant may not elect to increase the amount deducted from the Participant's Compensation during an Offering Period.

           10.4 Participant Accounts. Individual Plan accounts shall be maintained for each Participant. All payroll deductions from a Participant's Compensation shall be credited to such account and shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

           10.5 No Interest Paid. Interest shall not be paid on sums deducted from a Participant's Compensation pursuant to the Plan.

           10.6 Company Established Procedures. The Company may, from time to time, establish or change (a) a minimum required payroll deduction amount for participation in an Offering, (b) limitations on the frequency or number of changes in the rate of payroll deduction during an Offering, (c) an exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (d) payroll deduction in excess of or less than the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of subscription agreements, (e) the date(s) and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan, or (vi) such other limitations or procedures as deemed advisable by the Company in the Company's sole discretion which are consistent with the Plan and in accordance with the requirements of Section 423 of the Code.

     11.   Purchase of Shares.
           ------------------

           11.1 Exercise of Purchase Right. On each Purchase Date of an Offering Period, each Participant who has not withdrawn from the Offering or whose participation in the Offering has not terminated on or before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant's Purchase right the number of whole shares of Stock arrived at by dividing the total amount of the Participant's accumulated payroll deductions for the Purchase Period by the Purchase Price; provided, however, in no event shall the number of shares purchased by the Participant during an Offering Period exceed the number of shares subject to the Participant's Purchase Right. No shares of Stock shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated on or before such Purchase Date.

           11.2 Return of Cash Balance. Any cash balance remaining in the Participant's Plan account shall be refunded to the Participant as soon as practicable after the Purchase Date. In the event the cash to be returned to a Participant pursuant to the preceding sentence is an amount less than the amount necessary to purchase a whole share of Stock, the Company may establish procedures whereby such cash is maintained in the Participant's Plan account and applied toward the purchase of shares of Stock in the subsequent Purchase Period or Offering Period.

           11.3 Tax withholding. At the time a Participant's purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Stock he or she acquires under the Plan, the Participant shall make adequate provision for the foreign, federal, state and local tax withholding obligations of the Participating Company Group, if any, which arise upon exercise of the Purchase Right or upon such disposition of shares, respectively. The Participating Company Group may, but shall not be obligated to, withhold from the Participant's compensation the amount necessary to meet such withholding obligations.

           11.4 Expiration of Purchase Right. Any portion of a Participant's Purchase Right remaining unexercised after the end of the Offering Period to which such Purchase Right relates shall expire immediately upon the end of such Offering Period.

     12.   Limitations on Purchase of Shares; Rights as a Stockholder.
           ----------------------------------------------------------

           12.1 Fair Market Value Limitation. Notwithstanding any other provision of the Plan, no Participant shall be entitled to purchase shares of Stock under the Plan (or any other employee stock purchase plan which is intended to meet the requirements of Section 423 of the Code sponsored by the Company or a Parent Corporation or Subsidiary Corporation) at a rate which exceeds $25,000 in Fair Market Value, which Fair Market Value is determined for shares purchased during a given Offering Period as of the Offering Date for such Offering Period (or such other limit as may be imposed by the Code), for each calendar year in which the Participant participates in the Plan (or any other employee stock purchase plan described in this sentence).

           12.2 Pro Rata Allocation. In the event the number of shares of Stock which might be purchased by all Participants in the Plan exceeds the number of shares of Stock available in the Plan, the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as shall be practicable and as the Company shall determine to be equitable.

           12.3 Rights as a Stockholder and Employee. A Participant shall have no rights as a stockholder by virtue of the Participant's participation in the Plan until the date of the issuance of a stock certificate for the shares of Stock being purchased pursuant to the exercise of the Participant's Purchase Right. No adjustment shall be made for cash dividends or distributions or other rights for which the record date is prior to the date such stock certificate is issued. Nothing herein shall confer upon a Participant any right to continue in the employ of the Participating Company Group or interfere in any way with any right of the Participating Company Group to terminate the Participant's employment at any time.

     13.   Withdrawal.
           ----------

           13.1 Withdrawal From an Offering. A Participant may withdraw from an Offering by signing and delivering to the Company's payroll or other designated office a written notice of withdrawal on a form provided by the Company for such purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period; provided, however, if a Participant withdraws after the Purchase Date for a Purchase Period of an Offering, the withdrawal shall not affect shares of Stock acquired by the Participant in such Purchase Period. Unless otherwise indicated, withdrawal from an Offering shall not result in a withdrawal from the Plan or any succeeding Offering therein. By withdrawing from an Offering effective as of the close of a given Purchase Date, a Participant may have shares of Stock purchased on such Purchase Date and immediately commence participation in the new Offering commencing immediately after such Purchase Date. A Participant is prohibited from again participating in an Offering at any time following withdrawal from such Offering. The Company may impose, from time to time, a requirement that the notice of withdrawal be on file with the Company's payroll office or other designated office for a reasonable period prior to the effectiveness of the Participant's withdrawal from an Offering.

           13.2 Withdrawal from the Plan. A Participant may withdraw from the Plan by signing and delivering to the Company's payroll office or other designated office a written notice of withdrawal on a form provided by the Company for such purpose. Withdrawals made after a Purchase Date shall not affect shares of Stock acquired by the Participant on such Purchase Date. In the event a Participant voluntarily elects to withdraw from the Plan, the Participant may not resume participation in the Plan during the same Offering Period, but may participate in any subsequent Offering under the Plan by again satisfying the requirements of Sections 5 and 7.1. The Company may impose, from time to time a requirement that the notice of withdrawal be on file with the Company's payroll office or other designated office for a reasonable period prior to the effectiveness of the Participant's withdrawal from the Plan.

           13.3 Return of Payroll Deductions. Upon a Participant's withdrawal from an Offering or the Plan pursuant to Sections 13.1 or 13.2, respectively, the Participant's accumulated payroll deductions which have not been applied toward the purchase of shares of Stock shall be returned as soon as practicable after the withdrawal, without the payment of any interest, to the Participant, and the Participant's interest in the Offering or the Plan, as applicable, shall terminate. Such accumulated payroll deductions may not be applied to any other Offering under the Plan.

           13.4 Automatic Withdrawal From an Offering. If the Fair Market Value of a share of Stock on a Purchase Date of an Offering (other than the final Purchase Date of such Offering) is less than the Fair Market Value of a share of Stock on the Offering Date for such Offering, then every Participant shall automatically (a) be withdrawn from such Offering at the close of such Purchase Date and after the acquisition of shares of Stock for such Purchase Period and (b) be enrolled in the Offering commencing on the first business day subsequent to such Purchase Period. A Participant may elect not to be automatically withdrawn from an Offering Period pursuant to this Section 13.4 by delivering to the Company not later than the close of business on the last day before the Purchase Date a written notice indicating such election.

           13.5 Waiver of Withdrawal Right. The Company may, from time to time, establish a procedure pursuant to which a Participant may elect, at least six (6) months prior to a Purchase Date, to have all payroll deductions accumulated in his or her Plan account as of such Purchase Date applied to purchase shares of Stock under the Plan, and (a) to waive his or her right to withdraw from the Offering or the Plan and (b) to waive his or her right to increase, decrease, or cease payroll deductions under the Plan from his or her Compensation during the Purchase Period ending on such Purchase Date. Such election shall be made in writing on a form provided by the Company for such purpose and must be delivered to the Company not later than the close of business on the day preceding the date which is six (6) months before the Purchase Date for which such election is to first be effective.

     14.   Termination of Employment or Eligibility.  Termination of a
           ----------------------------------------
Participant's employment with a Participating Company for any reason, including retirement, disability or death or the failure of a Participant to remain an Eligible Employee, shall terminate the Participant's participation in the Plan immediately. In such event, the payroll deductions credited to the Participant's Plan account since the last Purchase Date shall, as soon as practicable, be returned to the Participant or, in the case of the Participant's death, to the Participant's legal representative, and all of the Participant's rights under the Plan shall terminate. Interest shall not be paid on sums returned to a Participant pursuant to this Section 14. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by again satisfying the requirements of Sections 5 and 7.1.

     15.   Transfer of Control.
           -------------------

           15.1  Definitions.

                 (a) An "Ownership Change Event" shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

                 (b) A "Transfer of Control" shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the "Transaction") wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the "Transferee Corporation(s)"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

           15.2 Effect of Transfer of Control on Purchase Rights. In the event of a Transfer of Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation"), may assume the Company's rights and obligations under the Plan or substitute substantially equivalent Purchase Rights for stock of the Acquiring Corporation. If the Acquiring Corporation elects not to assume or substitute for the outstanding Purchase Rights, the Board may, in its sole discretion and notwithstanding any other provision herein to the contrary, adjust the Purchase Date of the then current Purchase Period to a date on or before the date of the Transfer of Control, but shall not adjust the number of shares of Stock subject to any Purchase Right. All Purchase Rights which are neither assumed or substituted for by the Acquiring Corporation in connection with the Transfer of Control nor exercised as of the date of the Transfer of Control shall terminate and cease to be outstanding effective as of the date of the Transfer of Control. Notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Purchase Rights immediately prior to an Ownership Change Event described in
Section 15.1(a)(i) constituting a Transfer of Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of section 1504(a) of the Code without regard to the provisions of section 1504(b) of the Code, the outstanding Purchase Rights shall not terminate unless the Board otherwise provides in its sole discretion.

     16.   Nontransferability of Purchase Rights.  A Purchase Right may not be
           -------------------------------------
transferred in any manner otherwise than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. The Company, in its absolute discretion, may impose such restrictions on the transferability of the shares purchasable upon the exercise of a Purchase Right as it deems appropriate and any such restriction shall be set forth in the respective subscription agreement and may be referred to on the certificates evidencing such shares.

     17.   Reports.  Each participant who exercised all or part of his or her
           -------
Purchase Right for a Purchase Period shall receive, as soon as practicable after the Purchase Date of such

Purchase Period, a report of such Participant's Plan account setting forth the total payroll deductions accumulated, the number of shares of Stock purchased, the Purchase Price for such shares, the date of purchase and the remaining cash balance to be refunded or retained in the Participant's Plan account pursuant to Section 11.2, if any. At least annually, copies of the Company's balance street and income statement for the just completed fiscal year shall be made available to each Participant. The Company shall not be required to provide such information to persons whose duties in connection with the Company assure them access to equivalent information.

     18.   Restriction on Issuance of Shares.  The issuance of shares under the
           ---------------------------------
Plan shall be subject to compliance with all applicable requirements of foreign, federal or state law with respect to such securities. A Purchase
Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable foreign, federal or state securities laws or other law or regulations. In addition, no Purchase Right may be exercised unless (a) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase
Right, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

     19.   Legends.  The Company may at any time place legends or other
           -------
identifying symbols referencing any applicable foreign, federal or state securities law restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares of Stock issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include but shall not be limited to the following:

     "THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON THE PURCHASE OF SHARES UNDER AN EMPLOYEE STOCK PURCHASE PLAN AS DEFINED IN SECTION 423 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE TRANSFER AGENT FOR THE SHARES EVIDENCED HEREBY SHALL NOTIFY THE CORPORATION IMMEDIATELY OF ANY TRANSFER OF THE SHARES BY THE REGISTERED HOLDER HEREOF MADE ON OR BEFORE ___________, 19__. THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE PLAN IN THE REGISTERED HOLDER'S NAME (AND NOT IN THE NAME OF ANY NOMINEE) PRIOR TO THIS DATE."

     20.   Notification of Sale of Shares.  The Company may require the
           ------------------------------
Participant to give the Company prompt notice of any disposition of shares acquired by exercise of a Purchase Right within two years from the date of granting such Purchase Right or one year from the date of exercise of such Purchase Right. The Company may require that until such time as a Participant disposes of shares acquired upon exercise of a Purchase Right, the Participant shall hold all such shares in the Participant's name (and not in the name of any nominee) until the lapse of the time periods with respect to such Purchase Right referred to in the preceding sentence. The Company may direct that the certificates evidencing shares acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

     21.   Amendment or Termination of the Plan.  The Board may at any time
           ------------------------------------
amend or terminate the Plan, except that (a) such termination shall not affect Purchase Rights previously granted under the Plan, except as permitted under the Plan, and (b) no amendment may adversely affect a Purchase Right previously granted under the Plan (except to the extent permitted by the Plan or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to Section 423 of the Code or to obtain qualification or registration of the shares of Stock under applicable foreign, federal or state securities laws). In addition, an amendment to the Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Board as Participating Companies.

                                                                       ANNEX B

                          ASPECT DEVELOPMENT, INC.
                            AMENDED AND RESTATED
                           1992 STOCK OPTION PLAN


1.   ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

     1.1 ESTABLISHMENT. The Aspect Development, Inc. 1992 Stock Option Plan was initially established as of May 11, 1992 (the "Initial Plan"). The Initial Plan was amended and restated in its entirety as the Aspect Development, Inc. Amended and Restated 1992 Stock Option Plan (the "Plan") effective as of January 25, 1996 (the "Effective Date").

     1.2 PURPOSE. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group.

     1.3 TERM OF PLAN. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Options granted under the Plan have lapsed. However, all Incentive Stock Options shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the stockholders of the Company. Notwithstanding the foregoing, if the maximum number of shares of Stock issuable pursuant to the Plan as provided in Section
4.1 has been increased at any time, all Incentive Stock Options shall be granted, if at all, no later than the last day preceding the tenth (10th) anniversary of the earlier of (a) the date on which the latest such increase in the maximum number of shares of Stock issuable under the Plan was approved by the stockholders of the Company or (b) the date such amendment was adopted by the Board.

2.   DEFINITIONS AND CONSTRUCTION.

     2.1 DEFINITIONS. Whenever used herein, the following terms shall have their respective meanings set forth below:

           (a) "Board" means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, "Board" also means such Committee(s).

           (b) "Code" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

                                       1.

           (c) "Committee" means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

           (d) "Company" means Aspect Development, Inc., a Delaware corporation, or any successor corporation thereto.

           (e) "Consultant" means any person, including an advisor, engaged by a Participating Company to render services other than as an Employee or a Director.

           (f) "Director" means a member of the Board or of the board of directors of any other Participating Company.

           (g) "Employee" means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company; provided, however, that neither service as a Director nor payment of a director's fee shall be sufficient to constitute employment for purposes of the Plan.

           (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           (i) "Fair Market Value" means, as of any date, the value of a share of stock or other property as determined by the Board, in its sole discretion, or by the Company, in its sole discretion, if such determination is expressly allocated to the Company herein.

           (j) "Incentive Stock Option" means an Option intended to be (as set forth in the Option Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

           (k) "Insider" means an officer or a Director of the Company or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

           (l) "Nonstatutory Stock Option" means an Option not intended to be (as set forth in the Option Agreement) or which does not qualify as an Incentive Stock Option.

           (m) "Option" means a right to purchase Stock (subject to adjustment as provided in Section 4.2) pursuant to the terms and conditions of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

           (n) "Option Agreement" means a written agreement between the Company and an Optionee setting forth the terms, conditions and restrictions of the Option granted to the Optionee and any shares acquired upon the exercise thereof.

           (o)   "Optionee" means a person who has been granted one or more
Options.

                                       2.

           (p) "Parent Corporation" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

           (q) "Participating Company" means the Company or any Parent Corporation or Subsidiary Corporation.

           (r) "Participating Company Group" means, at any point in time, all corporations collectively which are then Participating Companies.

           (s) "Rule 16b-3" means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

           (t)   "Section 162(m)" means Section 162(m) of the Code.

           (u) "Stock" means the common stock, par value $0.001, of the Company, as adjusted from time to time in accordance with Section 4.2.

           (v) "Subsidiary Corporation" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

           (w) "Ten Percent Owner Optionee" means an Optionee who, at the time an Option is granted to the Optionee, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

     2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural, the plural shall include the singular, and the term "or" shall include the conjunctive as well as the disjunctive.

3.   Administration.

     3.1 Administration by the Board. The Plan shall be administered by the Board, including any duly appointed Committee of the Board. All questions of interpretation of the Plan or of any Option shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Option. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, determination or election.

     3.2 Powers of the Board. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its sole discretion:

           (a) to determine the persons to whom, and the time or times at which, Options shall be granted and the number of shares of Stock to be subject to each Option;

                                       3.

           (b) to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

           (c) to determine the Fair Market Value of shares of Stock or other property;

           (d) to determine the terms, conditions and restrictions applicable to each Option (which need not be identical) and any shares acquired upon the exercise thereof, including, without limitation, (i) the exercise price of the Option, (ii) the method of payment for shares purchased upon the exercise of the Option, (iii) the method for satisfaction of any tax withholding obligation arising in connection with the Option or such shares, including by the withholding or delivery of shares of stock, (iv) the timing, terms and conditions of the exercisability of the Option or the vesting of any shares acquired upon the exercise thereof, (v) the time of the expiration of the Option, (vi) the effect of the Optionee's termination of employment or service with the Participating Company Group on any of the foregoing, and
(vii) all other terms, conditions and restrictions applicable to the Option or such shares not inconsistent with the terms of the Plan;

           (e)   to approve one or more forms of Option Agreement;

           (f) to amend, modify, extend, or renew, or grant a new Option in substitution for, any Option or to waive any restrictions or conditions applicable to any Option or any shares acquired upon the exercise thereof;

           (g) to accelerate, continue, extend or defer the exercisability of any Option or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following an Optionee's termination of employment or service with the Participating Company Group;

           (h) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Options; and

           (i) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option Agreement and to make all other determinations and take such other actions with respect to the Plan or any Option as the Board may deem advisable to the extent consistent with the Plan and applicable law.

     3.3 Disinterested Administration. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the "disinterested administration" requirements of Rule 16b-3, if any.

     3.4 Committee Complying with Section 162(m). If a Participating Company is a "publicly held corporation" within the meaning of Section 162(m), the Board may establish a

                                       4.

Committee of "outside directors" within the meaning of Section 162(m) to approve the grant of any Option which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to
Section 162(m).

4.   Shares Subject to Plan.

     4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be Twelve Million Sixty Thousand (12,060,000) and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If an outstanding Option for any reason expires or is terminated or canceled or shares of Stock acquired, subject to repurchase, upon the exercise of an Option are repurchased by the Company, the shares of Stock allocable to the unexercised portion of such Option, or such repurchased shares of Stock, shall again be available for issuance under the Plan.

     4.2 Adjustments for Change in Capital Structure. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan, in the Section 162(m) Grant Limit set forth in
Section 5.4, and to any outstanding Options, and in the exercise price per share of any outstanding Options. If a majority of the shares which are of the same class as the shares that are subject to outstanding Options are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event, as defined in Section 8.1) shares of another corporation (the "New Shares"), the Board may unilaterally amend the outstanding Options to provide that such Options are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Options shall be adjusted in a fair and equitable manner as determined by the Board, in its sole discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded up or down to the nearest whole number, as determined by the Board, and in no event may the exercise price of any Option be decreased to an amount less than the par value, if any, of the stock subject to the Option. The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.

5.   Eligibility and Option Limitations.

     5.1 Persons Eligible for Options. Options may be granted only to Employees, Consultants, and Directors. For purposes of the foregoing sentence, "Employees" shall include prospective Employees to whom Options are granted in connection with written offers of employment with the Participating Company Group, and "Consultants" shall include prospective Consultants to whom Options are granted in connection with written offers engagement with the Participating Company Group. Eligible persons may be granted more than one (1) Option.

     5.2 Option Grant Restrictions. Any person who is not an Employee on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee shall be deemed granted effective on the date such person

                                       5.

commences service with a Participating Company, with an exercise price determined as of such date in accordance with Section 6.1.

     5.3 Fair market Value Limitation. To the extent that the aggregate Fair Market Value of stock with respect to which options designated as Incentive Stock Options are exercisable by an Optionee for the first time during any calendar year (under all stock option plans of the Participating Company Group, including the Plan) exceeds One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section 5.3, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 5.3, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this
Section 5.3, the Optionee may designate which portion of such Option the Optionee is exercising and may request that separate certificates representing each such portion be issued upon the exercise of the Option. In the absence of such designation, the Optionee shall be deemed to have exercised the Incentive Stock Option portion of the Option first.

     5.4   Section 162(m) Grant Limit.  Subject to adjustment as provided in
Section 4.2, at any such time as a Participating Company is a "publicly held corporation" within the meaning of Section 162(m), no Employee shall be granted one or more Options within any fiscal year of the Company which in the aggregate are for the purchase of more than Three Million (3,000,000) shares of Stock (the "Section 162(m) Grant Limit"). An Option which is canceled in the same fiscal year of the Company in which it was granted shall continue to be counted against the Section 162(m) Grant Limit for such period.

6. Terms and Conditions of Options. Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish. Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

     6.1 Exercise Price. The exercise price for each Option shall be established in the sole discretion of the Board; provided, however, that (a) the exercise price per share for an Incentive Stock Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, (b) the exercise price per share for a Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option and (c) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of
Section 424(a) of the Code.

                                       6.

     6.2 Exercise period. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria, and restrictions as shall be determined by the Board and set forth in the Option Agreement evidencing such Option; provided, however, that (a) no Incentive Stock Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) no Option granted to a prospective Employee or prospective Consultant may become exercisable prior to the date on which such person commences service with a Participating Company.

     6.3   Payment of Exercise Price.

           (a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company of shares of Stock owned by the Optionee having a Fair Market Value (as determined by the Company without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the exercise price, (iii) by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "Cashless Exercise"), (iv) by the Optionee's promissory note in a form approved by the Company, (v) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. The Board may at any time or from time to time, by adoption of or by amendment to the standard forms of Option Agreement described in
Section 7, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

           (b) Tender of Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company of shares of Stock to the extent such tender of Stock would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company of shares of Stock unless such shares either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

           (c) Cashless Exercise. The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

           (d) Payment by Promissory Note. No promissory note shall be permitted if the exercise of an Option using a promissory note would be a violation of any law. Any permitted promissory note shall be on such terms as the Board shall determine at the time the Option is granted. The Board shall have the authority to permit or require the Optionee to secure any

                                       7.

promissory note used to exercise an Option with the shares of Stock acquired upon the exercise of the Option or with other collateral acceptable to the Company. Unless otherwise provided by the Board, if the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company's securities, any promissory note shall comply with such applicable regulations, and the Optionee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

     6.4 Tax Withholding. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of an Option, or to accept from the Optionee the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to such Option or the shares acquired upon the exercise thereof. Alternatively or in addition, in its sole discretion, the Company shall have the right to require the Optionee, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise, to make adequate provision for any such tax withholding obligations of the Participating Company Group arising in connection with the Option or the shares acquired upon the exercise thereof. The Company shall have no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to the Option Agreement until the Participating Company Group's tax withholding obligations have been satisfied by the Optionee.

7.   Standard Forms of Option Agreement.

     7.1 Incentive Stock Options. Unless otherwise provided by the Board at the time the Option is granted, an Option designated as an "Incentive Stock Option" shall comply with and be subject to the terms and conditions set forth in the form of Immediately Exercisable Incentive Stock Option Agreement adopted by the Board concurrently with its adoption of the Plan and as amended from time to time.

     7.2 Nonstatutory Stock Options. Unless otherwise provided by the Board at the time the Option is granted, an Option designated as a "Nonstatutory Stock Option" shall comply with and be subject to the terms and conditions set forth in the form of Immediately Exercisable Nonstatutory Stock Option Agreement adopted by the Board concurrently with its adoption of the Plan and as amended from time to time.

     7.3 Standard Term of Options. Except as otherwise provided in Section 6.2 or by the Board in the grant of an Option, any Incentive Stock Option granted hereunder shall have a term of ten (10) years from the effective date of grant of the Option.

     7.4 Authority to Vary Terms. The Board shall have the authority from time to time to vary the terms of any of the standard forms of Option Agreement described in this Section 7 either in connection with the grant or amendment of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Option Agreement are not inconsistent with the terms of the Plan. Such authority shall include, but not by way of limitation, the authority to grant Options which are not immediately

                                       8.

exercisable.

8.   Transfer of Control.

     8.1   Definitions.

           (a) An "Ownership Change Event" shall be deemed to have occurred if any of the following occurs with respect to the Company:

                 (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company;

                 (ii) a merger or consolidation in which the Company is a party;

                 (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or

                 (iv)   a liquidation or dissolution of the Company.

           (b) A "Transfer of Control" shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the "Transaction") wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the "Transferee corporation(s)"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

     8.2 Effect of Transfer of Control on Options. In the event of a Transfer of Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation"), may either assume the Company's rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiring Corporation's stock. Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Transfer of Control nor exercised as of the date of the Transfer of Control shall terminate and cease to be outstanding effective as of the date of the Transfer of Control. Notwithstanding the foregoing, shares acquired upon exercise of an Option prior to the Transfer of Control and any consideration received pursuant to the Transfer of Control with respect to such shares shall continue to be subject to all applicable provisions of the Option Agreement evidencing such

                                       9.

Option except as otherwise provided in such Option Agreement. Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Options immediately prior to an Ownership Change Event described in Section 8.1(a)(i) constituting a Transfer of Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Options shall not terminate unless the Board otherwise provides in its sole discretion.

9. Provision of Information. Each Optionee shall be given access to information concerning the Company equivalent to that information generally made available to the Company's common stockholders.

10. Nontransferability of Options. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or the Optionee's guardian or legal representative. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution.

11. Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

12. Termination or Amendment of Plan. The Board may terminate or amend the Plan at any time. However, subject to changes in the law or other legal requirements that would permit otherwise, without the approval of the Company's stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no expansion in the class of persons eligible to receive Nonstatutory Stock Options. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Option or any unexercised portion thereof, without the consent of the Optionee, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law or government regulation.

                                      10.

13. Continuation of Initial Plan as to Outstanding Options. Any other provision of the Plan to the contrary notwithstanding, the terms of the Initial Plan shall remain in effect and apply to all Options granted pursuant to the Initial Plan.

                                      11.

                            ASPECT DEVELOPMENT, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 29, 1999

  The undersigned hereby appoints Romesh Wadhwani and David S. Dury, and each of them, as attorneys and proxies of the undersigned, with full power of sub-stitution, to vote all of the shares of stock of Aspect Development, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Aspect Development, Inc. to be held at Michael's at Shoreline, 2960 Shore-line Boulevard, Mountain View, California on Thursday, July 29, 1999 at 10:00 a.m. (local time), and at any and all postponements, continuations and adjourn-ments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

  Unless a contrary direction is indicated, this Proxy will be voted for all nominees listed in Proposal 1 and for Proposals 2, 3, and 4 as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

                   (Continued and to be signed on other side)
                                                                SEE REVERSE SIDE


[X] Please mark votes as in this example.
Management recommends a vote for the nominees for director listed below. Proposal 1. To elect directors to hold office until the next Annual Meeting of Stockholders and until their successors are elected.

 [_] For all nominees listed below (except as marked to the contrary below).
 [_] Withhold Authority to vote for all nominees listed below.

Nominees: Romesh Wadhwani, Robert L. Evans, Steven Goldby, Dennis G. Sisco To withhold authority to vote for any nominee(s), write such nominee(s)' name(s) below:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Management recommends a vote for Proposal 2, 3, and 4.

Proposal 2. To approve the Company's 1996 Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under such plan by 200,000 shares.

                                     [_] FOR [_] AGAINST [_] ABSTAIN

Proposal 3. To approve the Company's Amended and Restated 1992 Stock Option
            Plan, as amended, to (a) increase the aggregate number of shares of common stock authorized for issuance under such plan by 2,000,000 shares and (b) modify certain eligibility criteria.

                                     [_] FOR [_] AGAINST [_] ABSTAIN

Proposal 4. To ratify the selection of Arthur Andersen LLP as independent auditors of the Company for its fiscal year ending December 31, 1999.
                                     [_] FOR [_] AGAINST [_] ABSTAIN

                                              DATED ___________________________

                                              ---------------------------------

                                              ---------------------------------
                                                        SIGNATURE(S)
                                              Please sign exactly as your name
                                              appears hereon. If the stock is
                                              registered in the names of two
                                              or more persons, each should
                                              sign. Executors, administrators,
                                              trustees, guardians and attor-
                                              neys-in-fact should add their
                                              titles. If signer is a corpora-
                                              tion, please give full corporate
                                              name and have a duly authorized
                                              officer sign, stating title. If
                                              signer is a partnership, please
                                              sign in partnership name by au-
                                              thorized person.

Please vote, date and promptly return
this proxy in the enclosed return
envelope which is postage prepaid if
mailed in the United States.